Exhibit 3.2

FORM OF
AMENDED AND RESTATED
BYLAWS
OF
OTIS WORLDWIDE CORPORATION

Incorporated under the Laws of the State of Delaware

These Amended and Restated Bylaws (the “Bylaws”) of Otis Worldwide Corporation, a Delaware corporation, are effective as of [         ].

ARTICLE I

STOCKHOLDERS

SECTION 1.1.     Annual Meeting.  The annual meeting of the stockholders of Otis Worldwide Corporation (the “Corporation”) shall be held at such date and time and in such manner as may be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”).

SECTION 1.2.     Special Meeting.

(A)         Subject to the rights of the holders of any series of Preferred Stock (as used herein, such term shall have the meaning given in the Certificate of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”)) with respect to such series, special meetings of the stockholders may be called only by or at the direction of (1) the Chairman of the Board of Directors or the Chief Executive Officer, (2) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), or (3) the Secretary of the Corporation at the written request of a stockholder of record who owns and has owned, or is acting on behalf of one or more beneficial owners who own and have owned, continuously for at least one (1) year as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call such special meeting, capital stock representing at least fifteen percent (15%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of stockholders.  For purposes of this Section 1.2, a record or beneficial owner shall be deemed to “own” shares of capital stock of the Corporation that such record or beneficial owner would be deemed to own in accordance with clause (3) of the first paragraph of Section 1.16 (without giving effect to any reference to Constituent Holder or any stockholder fund comprising a Qualifying Fund contained therein).

(B)         Any record stockholder may, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the record stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”).  A written demand to fix an Ownership Record Date shall include all of the information set forth in paragraph (D) of this Section 1.2.  The Board of Directors may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date.  The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors.  If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the date that the first written request to call a special meeting in accordance with the requirements of this Section 1.2 is received by the Secretary.

(C)         If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request.

(D)         Each written request to call a special meeting shall be delivered to the Secretary of the Corporation and shall include the following:  (i) the signature of the record stockholder submitting such request and the date such request was signed, (ii) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, and (iii) as to the beneficial owner, if any, directing such record stockholder to sign the written request and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(1)          all of the information required to be disclosed pursuant to Section 1.9(C)(1) of these Bylaws (which information shall be supplemented by delivery to the Secretary) by each Disclosing Party, (a) not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), as of the Meeting Record Date and (b) not later than the fifth (5th) day before the special meeting, as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof;

(2)          with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) required under applicable law, rule or regulation to carry such proposal (such statement, a “Solicitation Statement”); and

(3)          any additional information reasonably requested by the Board of Directors to verify the Voting Stock ownership position of such Disclosing Party.

Each time the Disclosing Party’s Voting Stock ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of the decreased Voting Stock ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier.

(E)          The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting pursuant to clause (A)(3) of this Section 1.2:

(1)          that does not comply with the provisions of this Section 1.2;

(2)          that relates to an item of business that is not a proper subject for stockholder action under applicable law, rule or regulation;

(3)          if such written request is delivered between the time beginning on the sixty first (61st) day after the earliest date of signature on a written request to call a special meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”), other than the election or removal of directors, and ending on the one (1)-year anniversary of such earliest date;

(4)          if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such written request or if a Similar Item has been presented at any meeting of stockholders held within ninety (90) days prior to receipt by the Secretary of such written request (for purposes of this clause (4), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors); or

(5)          if such written request is delivered between the time beginning on the ninetieth (90th) day prior to the date of the next annual meeting and ending on the date of the next annual meeting.

(F)          Revocations:

(1)          A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice to the Secretary of the Corporation.

(2)          All written requests for a special meeting shall be deemed revoked:

(a)          upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases, the aggregate Voting Stock ownership position of all the Disclosing Parties listed on the unrevoked written requests with respect to a Similar Item decreases to a number of shares of Voting Stock less than the Special Meeting Request Required Shares;

(b)          if any Disclosing Party who has provided a Solicitation Statement does not act in accordance with the representations set forth therein; or

(c)          if any Disclosing Party does not provide the supplemental information required by Section 1.2(D)(3) or by the final sentence of Section 1.2(D).

(3)          If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether to proceed with the special meeting.

(G)         The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.

SECTION 1.3.     Time and Place of Meeting.  The Board of Directors or the Chairman of the Board of Directors, as the case may be, may designate the place, date and time of any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communication; provided, that the date of any special meeting called at the request of one or more stockholders shall not be more than one hundred twenty (120) days after the date on which valid special meeting request(s) from holders of the Special Meeting Request Required Shares are delivered to the Secretary of the Corporation.  If no designation as to place is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 1.4.     Notice of Meeting.  Written or printed notice, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL.  Such further notice shall be given as may be required by applicable law, rule or regulation.  Meetings may be held without notice if all stockholders entitled to vote are present and participate at the meeting without objecting to the holding of the meeting, or if notice is waived by those not present in accordance with Section 6.3 of these Bylaws.  Any previously scheduled meeting of the stockholders may be postponed, and unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 1.5.     Quorum and Adjournment.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the Board of Directors or the Chief Executive Officer or the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time, whether or not there is a quorum.  No notice of the time, date and place, if any, of adjourned meetings need be given except as required by applicable law, rule or regulation.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 1.6.     Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if present, or such other person as the Board of Directors may designate as chairman of the meeting, or in the absence of the foregoing, by a chairman to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting.  The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.  The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

SECTION 1.7.     Proxies and List of Stockholders.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting.  The list shall be available for such examination at the principal place of business of the Corporation for a period of not less than ten (10) days prior to the meeting and during the whole time of the meeting.

SECTION 1.8.     Order of Business.

(A)         Annual Meetings of Stockholders.  At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (3) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws.  For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (a) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (b) be entitled to vote at such annual meeting and (c) comply with the procedures set forth in these Bylaws as to such business or nomination.  Subject to Section 1.16 of these Bylaws, the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)         Special Meetings of Stockholders.  At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors or (3) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with Section 1.2 of these Bylaws, it being understood that business transacted at such a special meeting shall be limited to the matters stated in such valid stockholder request; provided, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these Bylaws as to such nomination.  Subject to Section 1.16 of these Bylaws, this Section 1.8(B) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C)         General.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

SECTION 1.9.     Advance Notice of Stockholder Business and Nominations.

(A)         Annual Meeting of Stockholders.  Without qualification or limitation, subject to Section 1.9(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.8(A) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 1.10 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.9(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.   For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(B)         Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, subject to the provisions of Section 1.8(B) of these Bylaws.

Subject to Section 1.9(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided, that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 1.10 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary.  To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.  In addition, to be considered timely, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C)         Disclosure Requirements.

(1)          To be in proper form, a stockholder’s notice (whether given pursuant to Section 1.2, Section 1.8, this Section 1.9 or Section 1.10) to the Secretary must include the following, as applicable:

(a)          As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made:  (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks corresponding substantially to the ownership of any class or series of shares of the Corporation, whether such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, and without regard to any transaction to hedge or mitigate the economic effect thereof, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)          If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)          As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also include:  (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected); (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 or any successor provision promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) a completed and signed questionnaire, representation and agreement required by Section 1.10 of these Bylaws; and

(d)          The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including without limitation Section 1.8, Section 1.9 and Section 1.10 hereof, shall be eligible for election as directors.

(2)          For purposes of these Bylaws, “public announcement” shall mean disclosure (A) in a press release reported by a national news service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)          Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(4)          Nothing in this Section 1.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (b) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.  Subject to Rule 14a-8 under the Exchange Act, nothing in this Section 1.9 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 1.10.   Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.9 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, rule or regulation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) will comply with the Corporation’s corporate governance guidelines and other policies applicable to its directors, and has disclosed therein whether all or any portion of securities of the Corporation which are owned of record and beneficially by such individual were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (D) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with the Corporation’s Code of Ethics and all applicable corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies and guidelines and any other code of conduct, policies and guidelines of the Corporation or any rules, regulations and listing standards, in each case as applicable to other members of the Board of Directors, (E) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director, and (F) will abide by the requirements of Section 1.11 of these Bylaws.

SECTION 1.11.   Procedure for Election of Directors; Required Vote.

(A)         Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.  Votes cast shall include votes against in each case and exclude abstentions and broker nonvotes with respect to that director’s election.  Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the later of (1) the close of the applicable notice of nomination period set forth in Section 1.9 of these Bylaws or under applicable law, rule or regulation and (2) the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in Section 1.16, based on whether one or more notice(s) of nomination or Proxy Access Notice(s) were timely filed in accordance with said Section 1.9 and/or Section 1.16, as applicable; provided, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to such notice’s validity.  If, prior to the tenth (10th) day before the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)         Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(C)         Any individual who is nominated for election to the Board of Directors and included in the Corporation’s proxy materials for an annual meeting, including pursuant to Section 1.16, shall tender an irrevocable resignation, effective immediately, upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by such individual or, if applicable, by the Eligible Stockholder (or any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) such individual or, if applicable, the Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these Bylaws.

SECTION 1.12.   Inspectors of Elections; Opening and Closing the Polls.  The Board of Directors shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for the matters upon which the stockholders will vote at a meeting.

SECTION 1.13.   Stockholder Action by Written Consent; Request for Record Date, Votes Required and Contents of Written Request. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of the Corporation entitled to vote, in accordance with this Article I and applicable law, rule or regulation.  Such action shall be evidenced by a consent or consents in writing, setting forth the action so taken, which shall be (A) signed and delivered to the Secretary of the Corporation and (B) unless revoked by stockholders having the requisite votes, filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.  The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article I.  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall submit a written notice to the Secretary of the Corporation requesting that the Board of Directors fix a record date (a “Written Request”) signed by holders of record of at least twenty-five percent (25%) of the aggregate voting power of the Voting Stock.  In determining whether a record date has been requested by stockholders of record representing at least twenty-five percent (25%) of the aggregate voting power of the Voting Stock, multiple Written Requests delivered to the Secretary of the Corporation will be considered together only if (1) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (2) such Written Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest Written Request.  A Written Request shall be signed and dated by each stockholder of record, or duly authorized agent of such stockholder, submitting the Written Request and shall be accompanied by (a) the name and address, as they appear in the Corporation’s books, of each stockholder signing such Written Request and the class or series and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, and a statement of the purpose or purposes of the action or actions proposed to be taken by written consent and (b) an acknowledgment that any disposition of shares described in the information provided constitutes a revocation of the Written Request with respect to such disposed shares.  In addition, the stockholders shall promptly provide any other information reasonably requested by the Corporation.  Following delivery of the Written Request, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid Written Request and (ii) ten (10) days after delivery of any information requested by the Corporation to determine the validity of the Written Request or to determine whether the action to which the Written Request relates may be effected by written consent, determine the validity of the Written Request pursuant to this Article I and whether the Written Request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose.  The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.  If the Written Request has been determined to be valid pursuant to this Article I and to relate to an action that may be effected by written consent or if no such determination shall have been made by the date required by this Section 1.13, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in Section 1.14; provided, that, if prior action by the Board of Directors is required under the DGCL, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.  Any stockholder may revoke a Written Request with respect to such stockholder’s shares at any time by written revocation delivered to the Secretary of the Corporation.

SECTION 1.14.   Stockholder Action by Written Consent; Date and Delivery of Consents and Inspectors of Election.  Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this Section 1.14 as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 1.14, but in no event later than one hundred and twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.  No Consents may be dated or delivered to the Corporation until sixty (60) days after the delivery of a valid Written Request, satisfying all applicable requirements of this Section 1.14.  Consents must be delivered to the Corporation at the principal executive offices of the Corporation, attention Secretary.  Delivery must be made by hand or by certified or registered mail, return receipt requested.  In the event of the delivery, in the manner provided by this Article I and applicable law, rule or regulation, to the Corporation of the requisite Consent or Consents to take action and any related revocation or revocations, the Board of Directors shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors in accordance with the provisions of Section 1.12 for the purpose of promptly performing a ministerial review of the validity of the Consents and revocations.  For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the inspector or inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with this Article I and applicable law, rule or regulation represent not less than the minimum number of votes necessary to take the action at a meeting at which all stockholders entitled to vote on the action are present and voting.  Nothing contained in this Article I shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the inspector or inspectors, or to take any other action with respect thereto.

SECTION 1.15.   Stockholder Action by Written Consent; Effectiveness of Written Consent.  Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by less than unanimous written consent except in accordance with these Bylaws.  The Board of Directors shall not be obligated to set a record date for an action by written consent and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law, rule or regulation if (A) the Written Request does not comply with these Bylaws, (B) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, rule or regulation, (C) the Written Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to (a “Written Consent Similar Item”) such action was held not more than one hundred twenty (120) days before such Written Request was received by the Corporation, (E) a Written Consent Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders to be called within forty (40) days after the Written Request is received and held as soon as practicable thereafter, (F) such Written Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or (G) the stockholder or stockholders seeking to take action by written consent do not otherwise comply with these Bylaws, the Certificate of Incorporation or applicable law, rule or regulation.  Stockholders may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of the Corporation entitled to vote on the matter pursuant to and in accordance with this Article I and applicable law, rule or regulation.  In addition to the requirements of these Bylaws with respect to stockholders seeking to take an action by written consent, any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, rule or regulation, including all requirements of the Exchange Act, with respect to such action.  Notwithstanding anything in these Bylaws to the contrary, the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law, rule or regulation, and where written consents are solicited by or at the direction of the Board of Directors, stockholders may act without a meeting if the action is taken by stockholders having not less than the minimum number of votes necessary to take that action at a meeting at which all stockholders entitled to vote on the action are present and voting, and none of the foregoing provisions shall apply to such action.  Any action by written consent must be a proper subject for stockholder action by written consent under applicable law, rule or regulation.

SECTION 1.16.   Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.  Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for annual meetings of stockholders the name, together with the Required Information (as defined in paragraph (A) below), of an eligible person nominated for election (the “Stockholder Nominee”) to the Board of Directors pursuant to this Section 1.16 by a stockholder or group of stockholders that satisfy the requirements of this Section 1.16, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this Section 1.16 (a “Proxy Access Notice”) to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 1.16.  For the purposes of this Section 1.16:

(1)          “Constituent Holder” shall mean any stockholder, investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);

(2)          “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(3)          a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (i) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index.  For purposes of this Section 1.16, a stockholder (including any Constituent Holder) will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  For purposes of this Section 1.16, a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to (I) continue during any period in which such person has loaned such shares in the ordinary course of its business so long as such stockholder retains the unrestricted power to recall such shares on no more than five (5) business days’ notice or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder, and (II) include, for purposes of measuring ownership for any applicable time period, ownership of Voting Stock of the Corporation’s immediate predecessor.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)         For purposes of this Section 1.16, the “Required Information” that the Corporation shall include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (F) below).  The Corporation shall also include the name of the qualifying Stockholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(B)         To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation no earlier than one hundred and fifty (150) days and no later than one hundred and twenty (120) days before the one (1)-year anniversary of the date that the Corporation commenced mailing of its definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting with the SEC.  In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(C)         The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.16 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders may not exceed the greater of (1) two (2) and (2) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1.16 (such greater number, the “Permitted Number”); provided, that the Permitted Number shall be reduced by the number of directors in office with respect to whom a Proxy Access Notice was previously provided to the Corporation pursuant to this Section 1.16, other than (a) any such director whose term of office will expire at such annual meeting and who is not nominated by the Corporation at such annual meeting for another term of office and who is not seeking or agreeing to be nominated at such meeting for another term of office, and (b) any such director who at the time of such annual meeting will have served as a director continuously for at least two (2) years; provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation; and provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 1.16 shall (i) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.16 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.16 exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 1.16 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached).  If the Permitted Number is not reached after each Eligible Stockholder has had one (1) Stockholder Nominee selected, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 1.16 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 1.16.

(D)         An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 1.16, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting; provided, that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement may not exceed twenty (20).  Two or more investment funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employers or (3) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) will be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D); provided, that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1.16.  No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 1.16 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder).  A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.  For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three (3)-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E)         No later than the final date when a Proxy Access Notice pursuant to this Section 1.16 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following in writing to the Secretary of the Corporation:

(1)          with respect to each Constituent Holder, the information, representations and agreements that would be required to be provided in a stockholder’s notice of nomination pursuant to the requirements of Section 1.9(C) and Section 1.10 of these Bylaws;

(2)          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S‑K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(3)          one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)          within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)          immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(4)          a representation that such person:

(a)          acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not have such intent;

(b)          has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.16;

(c)          has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d)          will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e)          will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1.16;

(5)          in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6)          an undertaking that such person agrees to:

(a)          assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its affiliates, or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation in connection with the nomination of the Stockholder Nominee(s) or efforts to elect such Stockholder Nominee(s) or out of any failure of the Eligible Stockholder to comply with, or any breach of, its obligations, agreements or representations pursuant to these Bylaws;

(b)          comply with all laws, rules, regulations and listing standards applicable to nominations or solicitations in connection with the annual meeting of stockholders, and promptly provide the Corporation with such other information as the Corporation may reasonably request; and

(c)          file with the SEC any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 1.16 may be timely delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.  In order to be considered timely, any information required by this Section 1.16 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, as of such record date, and (2) no later than the fifth day before the annual meeting, as of the date that is no earlier than ten (10) days prior to such annual meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(F)          The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 1.16 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 1.16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law, rule or regulation.

(G)         No later than the final date when a Proxy Access Notice pursuant to this Section 1.16 may be timely delivered to the Corporation, each Stockholder Nominee must:

(1)          provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee;

(2)          complete, sign and submit all questionnaires, representations and agreements required by these Bylaws, including Section 1.9(C) and Section 1.10 of these Bylaws, or of the Corporation’s directors generally; and

(3)          provide such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee:

(a)          is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(b)          has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines;

(c)          would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation; and

(d)          is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the SEC.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification will not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(H)         Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason) shall be ineligible to be a Stockholder Nominee pursuant to this Section 1.16 for the next two annual meetings.  Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1.16 or any other provision of these Bylaws, the Certificate of Incorporation or other applicable rules or regulation any time before the annual meeting of stockholders, shall not be eligible for election at the relevant annual meeting of stockholders.

(I)          The Corporation will not be required to include, pursuant to this Section 1.16, any Stockholder Nominee in its proxy materials for any annual meeting of stockholders, and if the proxy statement already has been filed, any Stockholder Nominee will cease to be eligible for nomination as a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(1)          such Stockholder Nominee is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(2)          such Stockholder Nominee’s service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of each principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(3)          such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, 15 U.S.C. §19;

(4)          such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(5)          such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933;

(6)          the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1.16 or any agreement, representation or undertaking required by this Section;

(7)          the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, without limitation, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or

(8)          the Secretary of the Corporation receives a notice that any stockholder has nominated or intends to nominate a person for election to the Board of Directors at such annual meeting pursuant to Section 1.9 of these Bylaws.

For the purposes of this paragraph (I), clauses (1), (2), (3), (4), (5) and (8) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (6) will result in the exclusion from the proxy materials pursuant to this Section 1.16 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated pursuant to this Section 1.16; provided, that clause (7) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (6) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice will no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 1.16 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the applicable annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and the nominated Stockholder Nominee shall cease to be eligible for nomination pursuant to this Section 1.16, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (1) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.16 or (2) the Eligible Stockholder (or any Constituent Holder) becomes ineligible to nominate a director for inclusion in the Corporation’s proxy materials pursuant to this Section 1.16 or withdraws its nomination or a Stockholder Nominee becomes unwilling, unavailable or ineligible to serve on the Board of Directors, whether before or after the Corporation’s issuance of the definitive proxy statement.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1.     General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, rule or regulation or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2.2.     Number.  The number of directors shall not be less than five (5) nor more than fourteen (14).  Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors, within those limits, shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.  No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 2.3.     Election of Directors and Tenure.  The directors shall be elected at the annual meetings of stockholders as specified in the Certificate of Incorporation to hold office until the annual meeting of stockholders held in the following fiscal year, and, except as otherwise provided in the Certificate of Incorporation and in these Bylaws, each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

SECTION 2.4.     Organizational and Stated Meetings.  As promptly as practicable after each annual meeting of stockholders, and more frequently if the Board of Directors determines, the Board of Directors shall hold an organizational meeting for the purpose of organization and the transaction of other business.  The Board of Directors may provide for stated meetings of the Board.

SECTION 2.5.     Special Meetings.  Special meetings of the Board of Directors may be called at the request of the Chairman of the Board of Directors, the Lead Director (if applicable), the Chief Executive Officer or any four directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.

SECTION 2.6.     Notice of Meeting.  No notice need be given of any organizational or stated meeting of the Board of Directors for which the Board of Directors has fixed the date, hour and place.  Notice of the date, hour and place of all other organizational and stated meetings, and of all special meetings, shall be given to each director personally, by telephone, by mail or by electronic transmission.  If given by mail, the notice shall be sent to the director at his or her residence or usual place of business as the same appears on the books of the Corporation not later than four (4) days before the meeting.  If given by electronic transmission, the notice shall be sent to the director not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than at any time during the day before the meeting.  Neither the business to be transacted at, nor the purpose of, any organizational and stated or special meeting of the Board of Directors need be specified in the notice of such meeting.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.3 of these Bylaws.

SECTION 2.7.     Action by Consent of Board of Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.8.     Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 2.9.     Quorum.  Subject to Section 2.10 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 2.10.   Vacancies.  Subject to Section 2.13, any applicable law, rule or regulation and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement or disqualification or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 2.11.   Chairman of the Board of Directors; Lead Director.  The Chairman of the Board of Directors shall be annually elected from among the directors and may be the Chief Executive Officer, and the Board of Directors shall fill any vacancy in the position at such time and in such manner as the Board of Directors shall determine.  The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors and stockholders at which he or she is present, and shall have such other powers and duties as may from time to time be committed to him or her by the Board of Directors.  The Board of Directors may designate the Chairman of the Board of Directors as an executive or non-executive Chairman.  In addition, the Board of Directors may select a non-management director as the Corporation’s “lead director” (the “Lead Director”).

SECTION 2.12.   Committees.  The Board of Directors may designate any committee as the Board of Directors considers appropriate, which shall consist of one or more directors of the Corporation.  Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.  Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors as appropriate.

Each committee of the Board of Directors may provide for stated meetings of such committee.  Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the Chairman of the Board of Directors, except if that member is the Chairman of the Board of Directors then by the Chairman of the Board of Directors) or by the Chairman of the Board of Directors, in consultation with the Chief Executive Officer and/or the Lead Director (if applicable).  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 2.6 of these Bylaws.  The Board of Directors shall have power at any time to fill vacancies in, to designate alternate members of, to change the membership of, or to dissolve, any such committee.  Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, that no such committee shall have or may exercise any authority of the Board of Directors.

A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee.

So far as practicable, members of the committees of the Board of Directors and their alternates (if any) shall be appointed at each organizational meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the Whole Board, shall hold office until the next organizational meeting of the Board of Directors and until their respective successors are appointed. In the absence or disqualification of any member of a committee of the Board of Directors, the member or members (including alternates) present at any meeting of the committee and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member.

No committee of the Board of Directors shall take any action to amend the Corporation’s Certificate of Incorporation or these Bylaws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the stockholders a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation.  No committee of the Board of Directors shall take any action which is required in these Bylaws, in the Corporation’s Certificate of Incorporation or by applicable law, rule or regulation to be taken by a vote of a specified proportion of the Whole Board.

SECTION 2.13.   Removal.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the then-outstanding shares of Voting Stock, voting together as a single class, at a meeting of the stockholders called for such purpose, and the vacancy or vacancies on the Board of Directors caused by any such removal may be filled by the stockholders at any such meeting at which removal occurs or at any subsequent meeting; provided, that no director elected by a class vote of less than all the outstanding shares of the Corporation may, so long as the right to such a class vote continues in effect, be removed pursuant to this Section 2.13, except for cause and by the affirmative vote of the holders of record of a majority of the outstanding shares of such class at a meeting called for the purpose, and the vacancy in the Board of Directors caused by the removal of any such director may, so long as the right to such class vote continues in effect, be filled by the holders of the outstanding shares of such class at such meeting or at any subsequent meeting.

SECTION 2.14.   Compensation of Directors.  Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, may receive compensation for serving as a director and for serving as a member of any committee of the Board of Directors, and may also receive fees for attendance at any meetings of the Board of Directors or any committee of the Board of Directors, and the Board of Directors may from time to time fix the amount and method of payment of such compensation and fees.   The Board of Directors may also, by vote of a majority of disinterested directors, provide for and pay fair compensation to directors rendering services to the Corporation not ordinarily rendered by directors as such.

ARTICLE III

OFFICERS

SECTION 3.1.     Elected Officers.  The elected officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, including a Chief Financial Officer and a General Counsel, a Controller, a Treasurer, a Secretary and such other officers or assistant officers as the Board of Directors from time to time may deem proper.  Any number of offices may be held by the same person.  All officers and assistant officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III.  Such officers and assistant officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  The Board of Directors or any committee thereof may from time to time elect such other officers and assistant officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Assistant officers and agents also may be appointed by the Chief Executive Officer.  Such other officers, assistant officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.

SECTION 3.2.     Election and Term of Office.  The elected officers of the Corporation shall be elected by the Board of Directors.  Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death, resignation or removal.

SECTION 3.3.     Chief Executive Officer.  Under the general supervision of the Board of Directors, the Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incident to the office which may be required by applicable law, rule or regulation and all such other duties as are properly required of the Chief Executive Officer by the Board of Directors, and, except to the extent otherwise provided in these Bylaws or by the Board of Directors, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation.  The Chief Executive Officer of the Corporation may also serve as President, if so elected by the Board of Directors.  In the absence of the Chief Executive Officer, his or her duties shall be performed and his or her powers may be exercised by such other officer as shall be designated either by the Chief Executive Officer in writing or (failing such designation) by the Board of Directors.

SECTION 3.4.     Duties of Other Officers.  The other officers of the Corporation shall have such powers and duties not inconsistent with these Bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board of Directors shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose.

SECTION 3.5.     Compensation of Elected Officers.  The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 3.6.     Removal.  Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Whole Board at a meeting called for that purpose.

SECTION 3.7.     Term of Office and Vacancies.  So far as practicable, the elected officers shall be elected at each organizational meeting of the Board of Directors, and shall hold office until the next organizational meeting of the Board of Directors and until their respective successors are elected and qualified.  If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term.  Appointed officers shall hold office at the pleasure of the Board of Directors or of the officer or officers authorized by the Board of Directors to make such appointments.

ARTICLE IV

STOCK AND TRANSFERS

SECTION 4.1.     Stock; Transfers.  Unless otherwise determined by the Board of Directors, the interest of each stockholder of the Corporation will be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, if any, by the holder thereof in person or by such person’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue.  The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated (if any) and uncertificated form.

SECTION 4.2.     Lost, Stolen or Destroyed Certificates.  As applicable, no certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

SECTION 4.3.     Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether it shall have express or other notice thereof, except as otherwise required by applicable law, rule or regulation.

SECTION 4.4.     Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the Chief Executive Officer or the President.

ARTICLE V

INDEMNIFICATION

SECTION 5.1.     Indemnification.  The Corporation shall indemnify and hold harmless, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article V or as such laws may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in), any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a director, officer or employee of the Corporation, of any constituent corporation absorbed in a consolidation or merger or of a Subsidiary of the Corporation, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Corporation, any such constituent corporation or a Subsidiary, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by any such person in connection with such proceeding.

SECTION 5.2.     Advance of Expenses.  In furtherance of the foregoing indemnification provisions and not in limitation thereof, the Corporation shall pay or reimburse all expenses (including attorneys’ fees) reasonably incurred by any person who is or was a director or officer of the Corporation, any such constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation.  Subject to the approval of either (A) the Chief Executive Officer or (B) the General Counsel and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide independent legal counsel or pay or reimburse the expenses (including attorneys’ fees) reasonably incurred by any person who is or was an employee of the Corporation, any constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation.

SECTION 5.3.     Scope of Rights.  The rights provided by this Article V to any person who serves or served as a director, officer or employee of the Corporation, a constituent corporation or a Subsidiary or as such or in a fiduciary capacity with another enterprise at the request of one of the foregoing entities shall be rights of contract enforceable against the Corporation by such person, who shall be presumed to have relied upon such rights in determining to serve or continuing to serve in such capacity, and shall vest at the time such person begins serving in such capacity.  In addition, the rights provided to any such person by this Article V shall survive the termination of such person’s service in any such capacity.  Such rights shall continue as long as such person shall be subject to any possible proceeding.  No amendment of this Article V shall impair the rights of any such person arising at any time with respect to events occurring prior to such amendment.

SECTION 5.4.     Board Consent for Indemnification.  Notwithstanding anything contained in this Article V, except for proceedings to enforce rights provided in this Article V, the Corporation shall not be obligated under this Article V to provide any indemnification or any payment or reimbursement of expenses to any director, officer, employee or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or cross-claims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board of Directors.

SECTION 5.5.     Certain Definitions.  For purposes of this Article V, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest or voting power to elect a majority of the directors of such entity; the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended and all of the rules and regulations promulgated thereunder; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or fiduciary of the Corporation, a constituent corporation or a Subsidiary which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

SECTION 5.6.     Non-Exclusivity of Rights.  Nothing in this Article V shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents, fiduciaries and other persons otherwise than pursuant to this Article V.  The rights to indemnification and to receive payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other rights which any person may have or hereafter acquire under any applicable law, rule or regulation, provision of the Certificate of Incorporation, these Bylaws, agreement or otherwise.

SECTION 5.7.     Severability.  If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, each portion of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 5.8.     Extension of Rights.  Subject to the approval of either (A) the Chief Executive Officer or (B) the General Counsel and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide to any person who is or was an agent or fiduciary of the Corporation, a constituent corporation, a Subsidiary or an employee benefit plan of one of such entities rights of indemnification and to receive payment or reimbursement of expenses (including in advance of the final disposition of any proceeding), including attorneys’ fees, to the fullest extent of the provisions of this Article V with respect to the indemnification of and payment or reimbursement of expenses of directors and officers of the Corporation, constituent corporations, Subsidiaries or other enterprises.  Any such rights, if provided, shall have the same force and effect as they would have if they were conferred in this Article V.

SECTION 5.9.     Insurance.  Subject to the approval of either the Chief Financial Officer or the Treasurer, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect each of itself and any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, a constituent corporation, or a Subsidiary or is or was serving at the request of one of such entities as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Article V and the laws of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director, officer or employee, and each such agent or fiduciary to which rights of indemnification have been provided pursuant to Section 5.8, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee, agent or fiduciary.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1.     Fiscal Year.  The fiscal year of the Corporation shall end on the thirty first (31st) day of December; provided, that the Board of Directors shall have the power, from time to time, to fix a different fiscal year of the Corporation by a duly adopted resolution.

SECTION 6.2.     Seal.  The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the words “Corporate Seal, Delaware,” the name of the Corporation and the year of its organization.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.3.     Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.4.     Resignations.  Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein.  Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.5.     Independent Accountants.  At each annual meeting, the stockholders shall appoint an independent public accountant or firm of independent public accountants to act as the Independent Accountants of the Corporation until the next annual meeting.  Among other duties, it shall be the duty of the Independent Accountants so appointed to make periodic audits of the books and accounts of the Corporation.  As soon as reasonably practicable after the close of the fiscal year, the stockholders shall be furnished with consolidated financial statements of the Corporation and its consolidated subsidiaries, as at the end of such fiscal year, duly certified by such Independent Accountants, subject to such notes or comments as the Independent Accountants shall deem necessary or desirable for the information of the stockholders.  In case the stockholders shall at any time fail to appoint Independent Accountants or in case the Independent Accountants appointed by the stockholders shall decline to act or shall resign or otherwise become incapable of acting, the Board of Directors shall appoint Independent Accountants to discharge the duties provided for herein.  Any Independent Accountants appointed pursuant to any of the provisions hereof shall be directly responsible to the stockholders, and the fees and expenses of any such Independent Accountants shall be paid by the Corporation.

SECTION 6.6.     Forum and Venue.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including any claim alleging aiding and abetting of such a breach of fiduciary duty, (C) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (D) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine or (E) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.1.     Contracts.  Except as otherwise required by applicable law, rule or regulation the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct.  Such authority may be general or confined to specific instances as the Board of Directors may determine.  The Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer, the General Counsel, the Controller and any other officer of the Corporation elected by the Board of Directors may sign, acknowledge, verify, make, execute and/or deliver on behalf of the Corporation any agreement, application, bond, certificate, consent, guarantee, mortgage, power of attorney, receipt, release, waiver, contract, deed, lease and any other instrument, or any assignment or endorsement thereof.  Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer, the General Counsel, the Controller or any other officer of the Corporation elected by the Board of Directors may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2.     Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation elected by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

SECTION 8.1.     By the Stockholders.  Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the Voting Stock.

SECTION 8.2.     By the Board of Directors.  Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, these Bylaws may also be altered, amended or repealed, or new Bylaws enacted, by the Board of Directors.